Exhibit 10.37

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is dated as of February     , 2000, between ARE-Technology Center SSF, LLC, a Delaware limited liability company (“Landlord”), and Virologic, Inc., a California corporation (“Tenant”).

A.        Trammell Crow Northern California Development, Inc. (“Original Landlord”) and Tenant entered into that certain Lease Agreement dated as of November 23, 1999 (the “Lease”), with respect to certain premises to be located at 335 Oyster Point Boulevard, South San Francisco, California (the “Premises”). Unless otherwise defined in this Amendment, initially-capitalized terms used herein shall have the meanings set forth in the Lease.

B.        Original Landlord has contracted to acquire the real property upon which the Premises are to be located (the “Project”), and intends to assign its rights to acquire the Project to Landlord.

C.        In connection with the assignment of its rights to acquire the Project, Original Landlord intends to assign all of its rights and interest under the Lease to Landlord.

D.        Landlord and Tenant wish to amend the Lease as set forth herein.

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease, as follows:

1.        Effective Date.

Landlord and Tenant agree that this Amendment shall be effective upon the assignment of the Lease to Landlord by Original Landlord, and such assignment shall be a condition precedent to the effectiveness of this Amendment. The date upon which the assignment is made and this Amendment becomes effective shall be called the “Effective Date”.

2.        Transportation Demand Management Program.

The Lease is hereby amended to include the following provision:

Landlord and Tenant acknowledge that in connection with the development of the Project, the Peninsula Congestion Relief Alliance, on behalf of the Inter-City and Multi-City TSM Agencies, San Mateo County, will propose a Transportation

Demand Management (“TDM”) program which will focus on reducing traffic congestion in the vicinity of the Project. The parties further acknowledge that implementation of the TDM program is expected to be required by the City of South San Francisco as a condition of approval of the development of the Project. Tenant agrees to cooperate with Landlord in the implementation of the TDM program, to participate in the TDM program, and to pay Tenant’s Proportionate Share of the costs related to the TDM program.

3.        Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

4.        Reaffirmation of Obligations.

Tenant hereby acknowledges and reaffirms its obligations under the Lease, as such Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this Amendment, Except as expressly provided herein, the Lease remains unmodified and in full force and effect. Any breach by Tenant of this Amendment, including any exhibit hereto, shall constitute a breach and default by Tenant under the Lease.

5.        Time of Essence.

Time is of the essence with respect to each provision of this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed and delivered as of the date first above written.

LANDLORD

ARE-Technology Center SSF, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership its managing member

	By:	ARE-QRS CORP., a Maryland corporation, its general partner

By:
its:

TENANT

VIROLOGIC, INC., a California corporation

By:	[Illegible]
Its:	President

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